Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated May 12, 2021, with respect to the consolidated financial statements of Archaea Energy LLC and subsidiaries, included herein and to the reference to our firm under the heading “Experts” in the Registration Statement and Prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

October 5, 2021